Exhibit (a)(xvii)

LEGG MASON GLOBAL TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Global Trust, Inc., a Maryland Corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth, Section 6.1 of the charter of the Corporation and § 2-105(c) of the Maryland General Corporation Law, the Board of Directors has taken the following actions:

(a) created and established a new share class of Legg Mason Batterymarch International Equity Trust series of the Corporation (“International Equity”), to be known as “Legg Mason Batterymarch International Equity Trust, Class R1”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of Legg Mason Batterymarch International Equity Trust, Class R1; and

(b) created and established a new share class of Legg Mason Batterymarch Emerging Markets Trust series of the Corporation (“Emerging Markets”), to be known as “Legg Mason Batterymarch Emerging Markets Trust, Class R1”, and divided and classified one hundred million (100,000,000) previously authorized but unclassified and unissued shares of capital stock of the Corporation as shares of Legg Mason Batterymarch Emerging Markets Trust, Class R1.

SECOND: Each Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS share of International Equity shall represent investment in the same pool of assets as every other share of International Equity and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of International Equity, except as provided in the charter and as set forth below:

(1) The net asset values of Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares shall be calculated separately. In calculating the net asset values,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to all classes of Emerging Markets, in the proportion that the net asset value of that class bears to the net asset value of Emerging Markets, except as the SEC may otherwise require;

(2) Dividends and other distributions (if any) shall be paid on Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares. In calculating the amount of any dividend or other distribution,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to each class of International Equity, in the proportion that the net asset value of that class bears to the net asset value of International Equity, except as the SEC may otherwise require;

(3) Each class of International Equity shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine. On all other matters, all classes of International Equity shall vote together, and every share of International Equity, regardless of class, shall have an equal vote with every other share of International Equity; and

(4) The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A, Class R and Class R1 shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A, Class R and Class R1 shares, respectively, as determined by the Board of Directors from time to time.

THIRD: Each Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS share of Emerging Markets shall represent investment in the same pool of assets as every other share of Emerging Markets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Emerging Markets, except as provided in the charter and as set forth below:

(1) The net asset values of Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares shall be calculated separately. In calculating the net asset values,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to all classes of Emerging Markets, in the proportion that the net asset value of that class bears to the net asset value of Emerging Markets, except as the SEC may otherwise require;

(2) Dividends and other distributions (if any) shall be paid on Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Class I, Class FI, Class R, Class R1 and Class IS shares. In calculating the amount of any dividend or other distribution,

(a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c) All other fees and expenses shall be charged to each class of Emerging Markets, in the proportion that the net asset value of that class bears to the net asset value of Emerging Markets, except as the SEC may otherwise require;

(3) Each class of Emerging Markets shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine. On all other matters, all classes of Emerging Markets shall vote together, and every share of Emerging Markets, regardless of class, shall have an equal vote with every other share of Emerging Markets; and

(4) The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A, Class R and Class R1 shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A, Class R and Class R1 shares, respectively, as determined by the Board of Directors from time to time.

FOURTH: (a) Immediately before filing these Articles Supplementary, the Corporation had authority to issue two billion four hundred fifty million (2,450,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million four hundred fifty thousand (2,450,000) dollars, classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
Legg Mason Europe Fund	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000

Legg Mason Batterymarch International Equity Trust	125,000,000 Class A Shares	$125,000
	125,000,000 Class C Shares	$125,000

	125,000,000 Class I Shares	$125,000
	100,000,000 Class FI Shares	$100,000
	500,000,000 Class R Shares	$500,000
	100,000,000 Class IS Shares	$100,000

Legg Mason Batterymarch Emerging Markets Trust	100,000,000 Class A Shares	$100,000
	125,000,000 Class C Shares	$125,000
	125,000,000 Class I Shares	$125,000
	100,000,000 Class FI Shares	$100,000
	100,000,000 Class R Shares	$100,000
	100,000,000 Class IS Shares	$100,000

Unclassified	250,000,000 Shares	$250,000

(b) Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue two billion four hundred fifty million (2,450,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million four hundred fifty thousand (2,450,000) dollars, classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
Legg Mason Europe Fund	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000

Legg Mason Batterymarch International Equity Trust	125,000,000 Class A Shares	$125,000
	125,000,000 Class C Shares	$125,000
	125,000,000 Class I Shares	$125,000
	100,000,000 Class FI Shares	$100,000
	500,000,000 Class R Shares	$500,000
	100,000,000 Class R1 Shares	$100,000
	100,000,000 Class IS Shares	$100,000

Legg Mason Batterymarch Emerging Markets Trust	100,000,000 Class A Shares	$100,000
	125,000,000 Class C Shares	$125,000
	125,000,000 Class I Shares	$125,000
	100,000,000 Class FI Shares	$100,000
	100,000,000 Class R Shares	$100,000
	100,000,000 Class R1 Shares	$100,000
	100,000,000 Class IS Shares	$100,000

Unclassified	50,000,000 Shares	$50,000

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH: The total number of shares of capital stock that the Corporation has authority to issue has not been increased or decreased by the Board of Directors.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on April 16, 2010.

ATTEST:		LEGG MASON GLOBAL TRUST, INC.

BY:	/S/ RICHARD M. WACHTERMAN	BY:	/S/ R. JAY GERKEN
	Richard M. Wachterman		R. Jay Gerken
	Assistant Secretary		Vice President

The undersigned Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/S/ R. JAY GERKEN
R. Jay Gerken
Vice President

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